Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our reports dated November 14, 2005 accompanying the consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Navarre Corporation on Form 10-K/A for the year ended March 31, 2005 which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Minneapolis, Minnesota February 17, 2006